UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27th Torvec entered into the following agreement American Continental Group LLC.:

Mr. James Y. Gleasman
CEO
Torvec, Inc.
Powder Mills Office Park
1169 Pittsford-Victor Road, Suite 125
Pittsford, NY 14534

October 17, 2006

Dear Mr. Gleasman,

Thank you for the opportunity to meet with you last week. I am hopeful that the American Continental Group (ACG) will be able to partner with Torvec as your government affairs consultant.

As per our discussion, I would like to provide you with some background information on how the American Continental Group (ACG) will provide significant value to you in Washington. Based on our initial conversation, we understand that Torvec is seeking assistance in securing state capital investment funding and federal funding for demonstrating the unique and cost saving technology of the Infinitely Variable Transmission (IVT) and Iso-Torque Differential.

II. Follow-Up Strategy

In order to accomplish the goals set by Torvec, ACG will implement a follow-up strategy, building upon Torvec’s established relationships with Senator Schumer, Senator Clinton, and Congressman Reynolds. In pursuit of state funding, ACG will work with Governor Pataki, his staff, and other appropriate state officials.
More specifically, ACG will undertake the following activities on behalf of Torvec:

 Establishing a school bus demonstration project:
Torvec has already laid the initial groundwork in gathering support for a demonstration project in western New York that will convert school buses from using conventional transmissions to using the IVT. ACG will advance the demonstration project to the next phase by following-up on previous communications with Senator Schumer and Congressman Reynolds. From this demonstration project, Torvec will not only further its research, but will also increase its profile in the market.

 Expanding Torvec into the U.S. Army
ACG believes that there is significant opportunity for Torvec to expand its presence within the U.S. Army. In order to facilitate this development, we will strategically use Congress to ask the essential questions of the Army’s automotive command force. ACG will work with Senator Clinton, Member of the Senate Armed Services Committee, to request information from Program Managers who are interested in pursuing a Military demonstration project with the IVT and Iso– Torque Differential.

 Facilitating a Partnership with Torvec and JLG
As an industry leader and the sole provider of boom extended fork lifts to the Military, JLG has an established reputation within the Department of Defense community. Thus, ACG will work with JLG in order to allow for a demonstration of the IVT and Iso- Torque Differential. Through this demonstration project, Torvec will be able to expand on the current contacts and reputation of JLG in the DOD industry by proving the capabilities IVT and Iso- torque differential.

 Identifying Opportunities within the Department of Energy
The Department of Energy provides another source of significant funding for automotive research. Primarily, ACG will identify existing funding opportunities within DOE, and then assist Torvec in implementing the best strategy to secure the identified funding. ACG will rely on our relationships with key DOE administrators to advance the funding for purposes of testing and evaluating Torvec’s technologies.

 Facilitating a Business Combination with a Major Chinese Automotive Manufacturer
Torvec has been negotiating with a major Chinese automotive manufacturer for a business combination involving one or more of the company’s automotive technologies. The negotiations are in their final stages. ACG will assist Torvec in implementing the best strategy to enable the company to achieve its goals in connection with this business opportunity.

III. Compensation Request

In consideration of providing the consulting services rendered or to be rendered, ACG would normally request a retainer of $15,000 a month. While ACG understands Torvec’s current cost restraints, we also recognize that Torvec’s innovative technology is going to revolutionize the future of automotive technology. For this reason we request Torvec to pay ACG: (1) a retainer of $5,000 per month beginning October 1, 2006 and 200,000 in common stock warrants; and (2) amounts in reimbursement of ACG’s necessary and reasonable costs or expenses incurred in connection with its services under this agreement, upon receipt by Torvec of appropriate documentation detailing such costs and expenses not to exceed $200.00 per month.

The 200,000 common stock purchase warrants will be exercisable for a period of ten years, commencing on October 13, 2006 and be exercisable at the exercise price of $3.75 per common share, which price represents the closing price of Torvec’s common stock on October 13, 2006.

This agreement will extend thorough October 1, 2007. Additionally, this agreement is intended for the sole and exclusive benefit of Torvec and ACG.

I, along with the rest of the ACG team, am very excited about the prospect of working with Torvec. If the above is consistent with your understanding of the agreement between Torvec and ACG, please sign below and return to the undersigned.

Very truly yours,

David A. Metzner

By___s/ David Metzner By__s/ James Y. Gleasman_
David Metzner James Y. Gleasman
Managing Partner CEO
American Continental Group, LLC Torvec, Inc.

Item 8.01 Other Events.

On October 30th, 2006 Torvec issued a press release in connection with its agreement with American Continental Group, LLC. The text of the press release is at follows:

Press Release Source: Torvec, Inc.

Torvec Hires Government Affairs Specialists
Monday October 30, 9:00 am ET

ROCHESTER, N.Y., Oct. 30 /PRNewswire-FirstCall/ -- Torvec, Inc. (OTC: TOVC.OB - News) announced today that it has engaged American Continental Group, LLC to provide strategic counsel, skillful government relations and effective public affairs representation before federal and state governmental leaders and decision-makers. Headquartered in Washington, D.C., American Continental's professionals have established strong relationships with opinion leaders and governmental decision makers across the entire political spectrum, including the White House, Congress and numerous federal departments and agencies such as Defense, State, Energy, Homeland Defense, and Transportation.
American Continental provides comprehensive governmental advocacy services to major corporations, associations and not-for-profit organizations, including such Fortune 500 companies as Disney, Intel and Siemens. David A. Metzner, a Managing Director at Continental, serves on several national committees and has actively been involved in numerous campaigns for the Presidency, Congress and gubernatorial races.

Mr. Metzner said: "It is time for the automotive industry to deploy new technologies to make vehicles safer and cost-friendly for consumers. With its breakthrough technology, including the Full Terrain Vehicle (FTV), the Infinitely Variable Transmission and the IsoTorque Differential, Torvec is bringing the automotive industry into the 21st century."

James Y. Gleasman, Torvec's CEO said: "The engagement of American Continental is central to Torvec's implementing our New York state and national school bus proposal announced last June. They also have the kind of governmental contacts Torvec will need in order to successfully complete a business transaction with any one of a number of foreign and domestic suitors. In a word, we are very excited."

American Continental Group, LLC's website is www.acgrep.com

About Torvec,Inc.

Torvec,Inc., based in Rochester, New York, develops advanced automotive technologies that increase transportation safety, mobility, fuel efficiency and reduce soot emissions. Torvec owns the technology for an Infinitely Variable Transmission that increases fuel efficiency at the same time that it reduces soot emissions, a Full Terrain Vehicle(FTV) that can travel over the most inhospitable terrain as well as on the most modern highways, an IsoTorque Differential that increases vehicle handling and enhances highway safety and the most advanced Constant Velocity Joint technology in existence today. Torvec's founders invented the famous Torsen Differential used today in high- performance vehicles and the military version of the Humvee.

To learn more about Torvec's many advanced technologies, including real- time CEO Updates and videos, visit www.Torvec.com

This news release contains forward-looking statements that are based on current expectations, estimates and projections about the company and its plans for future operation, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 30, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO